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                                                                    Exhibit (11)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the inclusion in Post-Effective Amendment Number 23 to the Registration Statement (Form N-1A No. 33-34154) of the Riverfront Funds, Inc., of our report dated February 20, 1997 on The Riverfront Funds, Inc. (comprising, respectively, U.S. Government Securities Money Market Fund, U.S. Government Income Fund, Income Equity Fund, Ohio Tax-Free Bond Fund, Flexible Growth Fund, and Stock Appreciation Fund.)


                                                    ERNST & YOUNG LLP

Cincinnati, Ohio

October 22, 1997